UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Tastemaker Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39858	85-2478126
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

501 Madison Avenue, Floor 5
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMKRU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TMKR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TMKRW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2022, Tastemaker Acquisition Corp., a Delaware corporation (the “Company”) filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware. The Extension Amendment extends the date by which the Company must consummate its initial business combination from January 12, 2023 on a monthly basis to July 12, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 12, 2022, the Company convened a special meeting of stockholders (the “Special Meeting”). At the close of business on the record date of the Special Meeting, there were 27,600,000 shares of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 6,900,000 shares of Company’s Class B common stock, par value $0.0001 per share, outstanding (collectively, the “Common Stock”), each of which was entitled to one vote with respect to the Extension Amendment Proposal (as defined below). A total of 25,924,166 shares of Common Stock, representing approximately 75.1% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposal listed below is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on November 18, 2022. The stockholders of the Company voted on a proposal to amend the Amended and Restated Charter to extend the date by which the Company must consummate a business combination from January 12, 2022 on a monthly basis to July 12, 2023 (the “Extension Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below.

The Extension Amendment Proposal was approved by the Company’s stockholders as follows:

For	Against	Abstain
25,872,611	50,555	1,000

Stockholders holding 24,673,073 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $251.6 million (approximately $10.20 per share) will be removed from the Trust Account to pay such redeeming holders, and approximately $29.8 million (approximately $10.20 per share) will remain in the Trust Account. The Company expects, after it converts all of its investments in the Trust Account into cash, to initially earn interest of approximately 3.5% per annum on the remaining cash in the Trust Account; however, the actual amount of interest earned on the cash in the Trust Account, if any, may vary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certification of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2022

TASTEMAKER ACQUISITION CORP.

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Financial Officer